SMITH BARNEY INVESTMENT TRUST
                 SMITH BARNEY MID CAP CORE FUND


        June 1, 2003 through August 31, 2003

                      Trade                                            % of
Issuer                 Date     Selling Dealer         Shares Price Issue(1)

Chicago Mercantile    6/18/03 Morgan Stanley       82,700 $69.600 1.89%A
Exchange

Citadel Broadcasting 7/31/03 Goldman, Sachs & Co.  34,900  19.000 0.34B
 Corp.
Alcon Inc.           3/20/02 Bank of America Securities $82,500
                             SG Cowen Securities Corp.   990,000
                             CS First Boston Corp.       1,558,590
                             Lehman Brothers Inc.        82,500
                             UBS Warburg LLC             165,000
                                                     2,878,590  33.00 1.06%C
LeapFrog            7/24/02  Merrill Lynch        236,450     13.00   2.78%D
Entertainment


(1) Represents purchases by all affiliated funds; may not exceed
    25% of the principal amount of the offering.

A - Includes purchases of $508,080 by other Smith Barney Mutual Funds. B - Includes purchases of $761,900 by other Smith Barney Mutual Funds.


                 SMITH BARNEY INVESTMENT TRUST
                 SMITH BARNEY MID CAP CORE FUND

     September 1, 2003 through November 30, 2003

                      Trade                                              % of

Issuer                 Date     Selling Dealer         Shares Price Issue(1)

The PMI Group    10/28/03 Bank of America       18,275    $38.200 0.40%A


(1) Represents purchases by all affiliated funds; may not exceed
    25% of the principal amount of the offering.


A - Includes purchases of $65,895 by other Smith Barney Mutual Funds.